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                                                                 EXHIBIT 23.1




               Consent of Ernst & Young, LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Equity Incentive Plan, As Amended, of ONYX Pharmaceuticals, Inc. of our report dated February 28, 1997, except as to Note 10 as to which the date is March 21, 1997, with respect to the financial statements of ONYX Pharmaceuticals, Inc. included in its Annual Report (Form 10-
K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                   /s/ Ernst & Young, LLP




Palo Alto, California
August 28, 1997